                             OFFICERS CERTIFICATE



         BARRY FIEDEL, President, JOHN ANTOON, Secretary and NEAL JOSEPH, Chief Financial Officer certify that:
         On the lst day of June, 1979, with the approval of the board of directors of The Confidential Album Report, Inc., a California corporation, the Articles of Incorporation were amended as follows:
         ARTICLE I is amended as follows:
                                    "The name of this corporation is THE
                                    ALBUM NETWORK, INC., a California
                                    corporation."

         No shares have been issued.
         The undersigned declare under penalty of perjury that the matters set forth in the foregoing are true and correct of their own knowledge.
         Executed at Los Angeles, California this 22nd day of June, 1979.


                              /s/ Barry A. Fiedel
                              ----------------------------------------
                                  Barry A. Fiedel, President


                              /s/ John C. Antoon
                              ----------------------------------------
                                  John Antoon, Secretary


                              /s/ Neal Joseph
                              ----------------------------------------
                                  Neal Joseph, Chief Financial Officer

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                           ARTICLES OF INCORPORATION
                                      OF
                      THE CONFIDENTIAL ALBUM REPORT, INC.

                                       I

      The name of this corporation is THE CONFIDENTIAL ALBUM REPORT, INC.

                                      II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business, or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III

                  The name and address in the State of California of this corporation's initial agent for service of process is: JOHN J. ALTENBURG, 9777 Wilshire Boulevard, Suite 607, Beverly Hills, California 90212.

                                      IV

                  This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is One Million.

Dated:  May 25, 1978


                             /s/ John J. Altenburg
                             -------------------------------
                                 John J. Altenburg
                                                   Incorporator

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                  I hereby declare that I am the person who executed the
foregoing Articles of Incorporation, which execution is my act and deed.


                                                        /s/ John J. Altenburg
                                                       ------------------------
                                                            John J. Altenburg

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